Exhibit 4.08

ENTERGY LOUISIANA, LLC
(successor to Entergy Louisiana, Inc.)

TO

THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
(successor to Harris Trust Company of New York)

As Trustee under Entergy Louisiana, LLC’s Mortgage and Deed of Trust dated as of April 1, 1944

________________

Seventieth Supplemental Indenture

Providing among other things for

First Mortgage Bonds, 5.875% Series due June 15, 2041

(Seventy-fifth Series)

Dated as of November 1, 2010

SEVENTIETH SUPPLEMENTAL INDENTURE

Indenture, dated as of November 1, 2010, between ENTERGY LOUISIANA, LLC, a limited liability company of the State of Texas (hereinafter sometimes called the “Company”), successor to ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana converted to a corporation of the State of Texas on December 31, 2005 (hereinafter sometimes called the “Louisiana Company”), which was the successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida (hereinafter sometimes called the “Florida Company”), whose post office address is 446 North Boulevard, Baton Rouge, Louisiana 70802, and THE BANK OF NEW YORK MELLON, a New York banking corporation (successor to HARRIS TRUST COMPANY OF NEW YORK) whose principal office is located at 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by the Florida Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the “Seventieth Supplemental Indenture”) being supplemental thereto;

WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Seventieth Supplemental Indenture is to be recorded; and

WHEREAS, by the Mortgage, the Florida Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Florida Company executed and delivered the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	March 1, 1948
Second Supplemental Indenture	November 1, 1950
Third Supplemental Indenture	September 1, 1953
Fourth Supplemental Indenture	October 1, 1954
Fifth Supplemental Indenture	January 1, 1957
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	June 1, 1964
Eighth Supplemental Indenture	March 1, 1966
Ninth Supplemental Indenture	February 1, 1967
Tenth Supplemental Indenture	September 1, 1967
Eleventh Supplemental Indenture	March 1, 1968
Twelfth Supplemental Indenture	June 1, 1969
Thirteenth Supplemental Indenture	December 1, 1969
Fourteenth Supplemental Indenture	November 1, 1970
Fifteenth Supplemental Indenture	April 1, 1971
Sixteenth Supplemental Indenture	January 1, 1972
Seventeenth Supplemental Indenture	November 1, 1972
Eighteenth Supplemental Indenture	June 1, 1973
Nineteenth Supplemental Indenture	March 1, 1974
Twentieth Supplemental Indenture	November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Florida Company was merged into the Louisiana Company on February 28, 1975, and the Louisiana Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Louisiana Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Louisiana Company has succeeded to and has been substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and

WHEREAS, the Louisiana Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Twenty-second Supplemental Indenture	September 1, 1975
Twenty-third Supplemental Indenture	December 1, 1976
Twenty-fourth Supplemental Indenture	January 1, 1978
Twenty-fifth Supplemental Indenture	July 1, 1978
Twenty-sixth Supplemental Indenture	May 1, 1979
Twenty-seventh Supplemental Indenture	November 1, 1979
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	April 1, 1981
Thirtieth Supplemental Indenture	December 1, 1981
Thirty-first Supplemental Indenture	March 1, 1983
Thirty-second Supplemental Indenture	September 1, 1983
Thirty-third Supplemental Indenture	August 1, 1984
Thirty-fourth Supplemental Indenture	November 1, 1984
Thirty-fifth Supplemental Indenture	December 1, 1984
Thirty-sixth Supplemental Indenture	December 1, 1985
Thirty-seventh Supplemental Indenture	April 1, 1986
Thirty-eighth Supplemental Indenture	November 1, 1986
Thirty-ninth Supplemental Indenture	May 1, 1988
Fortieth Supplemental Indenture	December 1, 1988
Forty-first Supplemental Indenture	April 1, 1990
Forty-second Supplemental Indenture	June 1, 1991
Forty-third Supplemental Indenture	April 1, 1992
Forty-fourth Supplemental Indenture	July 1, 1992
Forty-fifth Supplemental Indenture	December 1, 1992
Forty-sixth Supplemental Indenture	March 1, 1993
Forty-seventh Supplemental Indenture	May 1, 1993
Forty-eighth Supplemental Indenture	December 1, 1993
Forty-ninth Supplemental Indenture	July 1, 1994
Fiftieth Supplemental Indenture	September 1, 1994
Fifty-first Supplemental Indenture	March 1, 1996
Fifty-second Supplemental Indenture	March 1, 1998
Fifty-third Supplemental Indenture	March 1, 1999
Fifty-fourth Supplemental Indenture	June 1, 1999
Fifty-fifth Supplemental Indenture	May 15, 2000
Fifty-sixth Supplemental Indenture	March 1, 2002
Fifty-seventh Supplemental Indenture	March 1, 2004
Fifty-eighth Supplemental Indenture	October 1, 2004
Fifty-ninth Supplemental Indenture	October 15, 2004
Sixtieth Supplemental Indenture	May 1, 2005
Sixty-first Supplemental Indenture	August 1, 2005
Sixty-second Supplemental Indenture	October 1, 2005
Sixty-third Supplemental Indenture	December 15, 2005

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Louisiana Company converted into a Texas limited liability company and, pursuant to a Plan of Merger by which the Company and Entergy Louisiana Properties, LLC were created (the “Merger Documents”), underwent a merger by division pursuant to which, among other things, all the Mortgaged and Pledged Property, subject to the Lien of the Mortgage, and all of the rights, obligations and duties of the Louisiana Company under the Mortgage, were allocated to the Company on December 31, 2005, and the Company thereupon executed and delivered a Sixty-fourth Supplemental Indenture, effective as of January 1, 2006, pursuant to which the Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Louisiana Company, and said Sixty-fourth Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and

WHEREAS, the Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Sixty-fifth Supplemental Indenture	August 1, 2008
Sixty-sixth Supplemental Indenture	November 1, 2009
Sixty-seventh Supplemental Indenture	March 1, 2010
Sixty-eighth Supplemental Indenture	September 1, 2010
Sixty-ninth Supplemental Indenture	October 1, 2010

which supplemental indentures were recorded in various Parishes in the State of Louisiana and with the Secretary of State of Texas; and

WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Florida Company or the Louisiana Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3% Series due 1974	$17,000,000	None
3 1/8% Series due 1978	10,000,000	None
3% Series due 1980	10,000,000	None
4% Series due 1983	12,000,000	None
3 1/8% Series due 1984	18,000,000	None
4 3/4% Series due 1987	20,000,000	None
5% Series due 1990	20,000,000	None
4 5/8% Series due 1994	25,000,000	None
5 3/4% Series due 1996	35,000,000	None
5 5/8% Series due 1997	16,000,000	None
6 1/2% Series due September 1, 1997	18,000,000	None
7 1/8% Series due 1998	35,000,000	None
9 3/8% Series due 1999	25,000,000	None
9 3/8% Series due 2000	20,000,000	None
7 7/8% Series due 2001	25,000,000	None
7 1/2% Series due 2002	25,000,000	None
7 1/2% Series due November 1, 2002	25,000,000	None
8% Series due 2003	45,000,000	None
8 3/4% Series due 2004	45,000,000	None
9 1/2% Series due November 1, 1981	50,000,000	None
9 3/8% Series due September 1, 1983	50,000,000	None
8 3/4% Series due December 1, 2006	40,000,000	None
9% Series due January 1, 1986	75,000,000	None
10% Series due July 1, 2008	60,000,000	None
10 7/8% Series due May 1, 1989	45,000,000	None
13 1/2% Series due November 1, 2009	55,000,000	None
15 3/4% Series due December 1, 1988	50,000,000	None
16% Series due April 1, 1991	75,000,000	None
16 1/4% Series due December 1, 1991	100,000,000	None
12% Series due March 1, 1993	100,000,000	None
13 1/4% Series due March 1, 2013	100,000,000	None
13% Series due September 1, 2013	50,000,000	None
16% Series due August 1, 1994	100,000,000	None
14 3/4% Series due November 1, 2014	55,000,000	None
15 1/4% Series due December 1, 2014	35,000,000	None
14% Series due December 1, 1992	60,000,000	None
14 1/4% Series due December 1, 1995	15,000,000	None
10 1/2% Series due April 1, 1993	200,000,000	None
10 3/8% Series due November 1, 2016	280,000,000	None
Series 1988A due September 30, 1988	13,334,000	None
Series 1988B due September 30, 1988	10,000,000	None
Series 1988C due September 30, 1988	6,667,000	None
10.36% Series due December 1, 1995	75,000,000	None
10 1/8% Series due April 1, 2020	100,000,000	None
Environmental Series A due June 1, 2021	52,500,000	None
Environmental Series B due April 1, 2022	20,940,000	None
7.74% Series due July 1, 2002	179,000,000	None
8 1/2% Series due July 1, 2022	90,000,000	None
Environmental Series C due December 1, 2022	25,120,000	None
6% Series due March 1, 2000	100,000,000	None
Environmental Series D due May 1, 2023	34,364,000	None
Environmental Series E due December 1,2023	25,991,667	None
Environmental Series F due July 1, 2024	21,335,000	None
Collateral Series 1994-A, due July 2, 2017	117,805,000	109,290,000*
Collateral Series 1994-B, due July 2, 2017	58,865,000	54,630,000	*
Collateral Series 1994-C, due July 2, 2017	31,575,000	29,290,000	*
8 3/4% Series due March 1, 2026	115,000,000	None
6 1/2% Series due March 1, 2008	115,000,000	None
5.80% Series due March 1, 2002	75,000,000	None
Environmental Series G due June 1, 2030	67,200,000	None
8 1/2% Series due June 1, 2003	150,000,000	None
7.60% Series due April 1, 2032	150,000,000	None
5.5% Series due April 1, 2019	100,000,000	None
6.4% Series due October 1, 2034	70,000,000	70,000,000
5.09% Series due November 1, 2014	115,000,000	None
4.67% Series due June 1, 2010	55,000,000	None
5.56% Series due September 1, 2015	100,000,000	None
6.3% Series due September 1, 2035	100,000,000	100,000,000
5.83% Series due November 1, 2010	150,000,000	None
6.50% Series due September 1, 2018	300,000,000	300,000,000
5.40% Series due November 1, 2024	$400,000,000	$400,000,000
6.0% Series due March 15, 2040	$150,000,000	$150,000,000
4.44% Series due January 15, 2026	$250,000,000	$250,000,000
Environmental Series H due June 1, 2030	$119,073,000	$119,073,000**

which bonds are also hereinafter sometimes called bonds of the First through Seventy-fourth Series, respectively; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restrictions if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than the First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Seventieth Supplemental Indenture, and the terms of the bonds of the Seventy-fifth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Mellon, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, (a) all of the Mortgaged and Pledged Property acquired by the Company from the Louisiana Company pursuant to the allocations in the Merger Documents, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage, as supplemented, for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 of the Mortgage, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by this Mortgage, as supplemented, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Mortgage, as supplemented, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien of the Mortgage, as supplemented, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented.

TO HAVE AND TO HOLD ALL such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Bank of New York Mellon, as Trustee, and its successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Seventieth Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Florida Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in said trust under the Mortgage as follows:

ARTICLE I

SEVENTY-FIFTH SERIES BONDS

SECTION 1.                      There shall be a series of bonds designated “5.875% Series due June 15, 2041” (herein sometimes called the “Seventy-fifth Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Seventy-fifth Series (which shall be initially issued in the aggregate principal amount of $150,000,000) shall be dated as in Section 10 of the Mortgage provided, shall mature on June 15, 2041, shall be issued as fully registered bonds in any integral multiple or multiples of Twenty-five Dollars, and shall bear interest at the rate of 5.875% per annum, the first interest payment to be made on March 15, 2011, for the period from November 23, 2010 to March 15, 2011 with subsequent interest payments payable quarterly on March 15, June 15, September 15 and December 15 of each year (each an “Interest Payment Date”), the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on the bonds of the Seventy-fifth Series will be computed on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date, redemption date or the maturity date of any bond of the Seventy-fifth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or the maturity date, as the case may be, to such Business Day. “Business Day” means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

So long as all of the bonds of the Seventy-fifth Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Seventy-fifth Series shall be the close of business on the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that the record date for the payment of interest which is paid after such Interest Payment Date, shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Seventy-fifth Series shall be paid to the Person in whose name such bonds of the Seventy-fifth Series are registered at the close of business on the record date for the corresponding Interest Payment Date.

The Company reserves the right to establish, at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Seventy-fifth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

The bonds of the Seventy-fifth Series shall be redeemable at the option of the Company, in whole or in part, upon notice, as provided in Section 52 of the Mortgage, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption, at any time on or after November 23, 2015, at a redemption price equal to 100% of the principal amount of the bonds of the Seventy-fifth Series to be redeemed plus accrued interest thereon to the redemption date.

 (II) At the option of the registered owner, any bonds of the Seventy-fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the Seventy-fifth Series of other authorized denominations.

Bonds of the Seventy-fifth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the Seventy-fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 1.                      The holders of the bonds of the Seventy-fifth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Seventy-fifth Series entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 2.                      Subject to any amendments provided for in this Seventieth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Seventieth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 3.                      So long as any bonds of the Seventy-fifth Series shall remain Outstanding, in each Net Earning Certificate made pursuant to Section 7 of the Mortgage there shall be included in operating expenses for the twelve (12) months period with respect to which such certificate is made an amount, if any (not otherwise included), equal to the provisions for amortization of any amounts included in utility plant acquisition adjustment accounts for such period.

SECTION 4.                      So long as any bonds of the Seventy-fifth Series shall remain Outstanding, subdivision (2) of Section 7(A) of the Mortgage is hereby amended by adding thereto the following words “provided, further, that the amount so included in such operating expenses in lieu of the amounts actually appropriated out of income for retirement of the Mortgaged and Pledged Property used primarily and principally in the electric, gas, steam and/or hot water utility business and the Company’s automotive equipment used in the operation of such property shall not be less than the amounts so actually appropriated out of income”.

SECTION 5.                      The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Seventieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Seventieth Supplemental Indenture.

SECTION 6.                      Whenever in this Seventieth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Seventieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 7.                      Nothing in this Seventieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Seventieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

SECTION 8.                      It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Seventieth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that, so far as the said Louisiana property is concerned, this Seventieth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee in trust for the benefit of itself and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and is irrevocably appointed special agent and representative of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

SECTION 9.                      This Seventieth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

*  All of which provide equity support for the Owner-Participants in the Waterford 3 Sale-Leaseback transaction and bear no interest.

** All of which are currently held by the Trustee for the benefit of the holders of $115,000,000 in aggregate principal amount of Louisiana Public Facilities Authority 5% Revenue Bonds (Entergy Louisiana, LLC Project) Series 2010 and bear no interest.

IN WITNESS WHEREOF, ENTERGY LOUISIANA, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its company seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents or Assistant Treasurers, all as of the day and year first above written.

ENTERGY LOUISIANA, LLC

By: /s/ Steven C. McNeal
Name:           Steven C. McNeal
Title:           Vice President and Treasurer

Attest:

By: /s/ Dawn A. Abuso
Name: Dawn A. Abuso
Title:   Assistant Secretary

Executed, sealed and delivered by
ENTERGY LOUISIANA, LLC
in the presence of:

/s/ Leah W. Dawsey
Name: Leah W. Dawsey

/s/ Shannon K. Ryerson
Name: Shannon K. Ryerson

THE BANK OF NEW YORK MELLON
As Successor Trustee

By: /s/ Scott I. Klein
Name:  Scott I. Klein
Title:           Vice President

Attest:

By: /s/ Kimberly Agard
Name:  Kimberly Agard
Title:           Vice President

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON
in the presence of:

/s/ Timothy W. Casey
Name:  Timothy W. Casey

/s/ Eval Ho
Name:  Eval Ho

STATE OF LOUISIANA
                                                     } ss.:
PARISH OF ORLEANS

On this 19th day of November, 2010, before me appeared STEVEN C. MCNEAL, to me personally known, who, being by me duly sworn, did say that he is Vice President and Treasurer of ENTERGY LOUISIANA, LLC, and that the seal affixed to the above instrument is the seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said STEVEN C. MCNEAL, acknowledged said instrument to be the free act and deed of said entity.

On the 19th day of November, 2010 before me personally came STEVEN C. MCNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 8043 Winner’s Circle, Mandeville, Louisiana 70448; that he is Vice President and Treasurer of ENTERGY LOUISIANA, LLC, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

/s/ Jennifer Favalora
Notary Public
Name: Jennifer B. Favalora
Notary ID Number: 57639
My commission expires: at my death

STATE OF NEW YORK
                                                     } ss.:
COUNTY OF NEW YORK

On this 22nd day of November, 2010, before me appeared SCOTT I. KLEIN, to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said SCOTT I. KLEIN acknowledged said instrument to be the free act and deed of said entity.

On the 22nd day of November, 2010, before me personally came KIMBERLY AGARD, to me known, who, being by me duly sworn, did depose and say that she resides in Brooklyn, New York; that she is a Vice President of THE BANK OF NEW YORK MELLON, one of the entities described in and which executed the above instrument; that she knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that she signed her name thereto by like order.

/s/ Daniel C. Marcel
DANIEL C. MARCEL
Notary Public, State of New York
No. 01MA6220648
Qualified in Westchester County
Commission Expires April 19, 2014